Exhibit 10.1

KARYOPHARM THERAPEUTICS INC.

Restricted Stock Unit Agreement (Performance Vested)

2022 Equity Incentive Plan

NOTICE OF GRANT

This Restricted Stock Unit Agreement (this “Agreement”) is made as of the Agreement Date between Karyopharm Therapeutics Inc. (the “Company”), a Delaware corporation, and the Participant.

Agreement Date:
Agreement Number:

I.	Participant Information

Participant:
Participant Address:

II.	Grant Information

Grant Date:
Threshold Number of Restricted Stock Units:
Target Number of Restricted Stock Units:
Maximum Number of Restricted Stock Units:

III.	Vesting Table

The Restricted Stock Units will be subject to performance-based vesting as set forth on Exhibit B. All vesting is dependent upon the Participant continuing to provide services to the Company, as provided herein.

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein. This grant of Restricted Stock Units satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

Exhibit A – General Terms and Conditions

Exhibit B – Vesting Criteria

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

By:
Name of Officer: Michael Mason
Title: Chief Financial Officer
Karyopharm Therapeutics Inc.

Restricted Stock Unit Agreement (Performance Vested)

2022 Equity Incentive Plan

EXHIBIT A

GENERAL TERMS AND CONDITIONS

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Award of Restricted Stock Units.

In consideration of services rendered and to be rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2022 Equity Incentive Plan (the “Plan”), an award with respect to the number of restricted stock units (the “RSUs”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSUs, as is determined in accordance with the terms and conditions set forth herein.

2. Vesting.

(a) The RSUs shall vest in accordance with the Vesting Table set forth in the Notice of Grant (the “Vesting Table”).

(b) Upon each vesting date applicable to the RSUs, the Company will deliver to the Participant, for each RSU that becomes vested on such vesting date as determined in accordance with the terms and conditions set forth herein, one share of Common Stock, subject to the payment of any withholding taxes pursuant to Section 7. The Common Stock will be delivered to the Participant as soon as practicable following the applicable vesting date, but in any event within 30 days of such date.

3. Forfeiture of Unvested RSUs Upon Cessation of Service.

Except as otherwise provided in the Plan or in Exhibit B, in the event that the Participant ceases to perform services to the Company for any reason or no reason, with or without Cause (as defined in the Plan), all of the RSUs that are unvested as of the date of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto. If the Participant provides services to a subsidiary of the Company, any references in this Agreement to provision of services to the Company shall instead be deemed to refer to service with such subsidiary.

4. Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

5. Rights as a Stockholder.

The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

6. Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

7. Tax Matters.

(a) Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs, and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), is available with respect to RSUs.

(b) Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs. At such time as the Participant is not aware of any material nonpublic information about the Company or the Common Stock, and the Participant is not otherwise prevented from doing so under the Company’s Insider Trading Policy, the Participant shall execute the instruction set forth in Schedule A attached hereto (the “Durable Automatic Sell-to-Cover Instruction”) as the means of satisfying such tax obligation; provided that once the Participant has executed and delivered such Durable Automatic Sell-to-Cover Instruction to the Company, the Participant shall not be required to execute the instruction again unless and until the Participant has revoked or otherwise terminated the instruction required by the Durable Automatic Sell-to-Cover Instruction. If the Participant does not execute the Durable Automatic Sell-to-Cover Instruction prior to an applicable vesting date, then the Participant agrees that if under applicable law the Participant will owe taxes at such vesting date on the portion of the Award then vested the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.

(c) Reporting. The Participant acknowledges and agrees to comply with all necessary reporting obligations in the Participant’s jurisdiction (in relation to all taxes, social security contributions and any other similar charges) which arise in relation to the RSUs.

8. Miscellaneous.

(a) Authority of Compensation Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation Committee with respect to this Agreement shall be made in the Compensation Committee’s discretion and shall be final and binding on the Participant.

(b) No Right to Continued Service. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the RSUs is contingent upon his or her continued service to the Company, this Agreement does not constitute an express or implied promise of continued service relationship with the Participant or confer upon the Participant any rights with respect to a continued service relationship with the Company.

(c) Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of shares of Common Stock on the vesting of the RSUs may not be accelerated or deferred unless permitted or required by Section 409A.

(d) Participant’s Acknowledgements. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) agrees that in accepting this award, the Participant will be bound by any clawback policy that the Company has in place or may adopt in the future.

(e) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.

I hereby acknowledge that I have read this Agreement, have received and read the Plan, and understand and agree to comply with the terms and conditions of this Agreement and the Plan.

Participant Acceptance

Restricted Stock Unit Agreement (Performance Vested)

2022 Equity Incentive Plan

EXHIBIT B

VESTING CRITERIA

The RSUs shall vest based upon the Company’s level of achievement of the Revenue, Clinical Milestone and Relative TSR objectives (each as defined below) (collectively, the “Performance Objectives”) for the applicable performance period (a “Performance Period”) as set forth below.

The aggregate target number of RSUs (the “Aggregate Target RSUs”) that may vest based upon the Company’s level of achievement of the Performance Objectives is equal to the “Target Number of Restricted Stock Units” set forth in the Notice of Grant. The percentage of the Aggregate Target RSUs that shall vest upon the Company’s level of achievement of each Performance Objective is as follows:

Performance Objective	Percentage of Aggregate Target RSUs Vesting at Threshold Achievement	Percentage of Aggregate Target RSUs Vesting at Target Achievement	Percentage of Aggregate Target RSUs Vesting at Maximum Achievement
Revenue

Clinical Milestone

Relative TSR

In determining the number of RSUs that vest based upon the Company’s level of achievement of the Revenue and Relative TSR objectives (but not for the Clinical Milestone objective), the Company’s performance and the corresponding percentage of Aggregate Target RSUs that vest will be linearly interpolated between the percentages set forth in the table above based on actual performance as determined by the Compensation Committee. In the event that the calculation of the number of RSUs that vest based on the above table results in a fractional share, the number of RSUs shall be rounded down to the nearest whole share.

For the avoidance of doubt, no more than the “Maximum Number of Restricted Stock Units” set forth in the Notice of Grant may vest in the aggregate based upon achievement of the Performance Objectives.

The RSUs with respect to each Performance Objective shall vest on the day that the Compensation Committee determines the level of achievement of the applicable Performance Objective. Except as provided in Section 2 below, the Participant must continue to perform services for the Company as of the applicable vesting date in order for the RSUs to vest.

Any RSUs with respect to a particular Performance Objective that have not vested as of the day that the Compensation Committee determines the level of achievement of such Performance Objective at the end of the applicable Performance Period shall be forfeited for no consideration and the Participant shall have no further rights with respect thereto.

1. Performance Objectives

(a) Revenue

The level of achievement of the “Revenue” objective will be determined based on the achievement of Revenue (as defined below) for the Revenue Performance Period (as defined below).

The level of achievement of the Revenue objective shall be as follows:

Revenue	Level of Achievement
Threshold

Target

Maximum

For the avoidance of doubt, if the Revenue for the Revenue Performance Period is less than the “Threshold” level of achievement, then the Revenue objective shall not be achieved.

“Revenue” means total net revenue as calculated in accordance with accounting principles generally accepted in the United States and reported in the Company’s financial statements filed with the U.S. Securities & Exchange Commission.

“Revenue Performance Period” means                .

(b) Clinical Milestone

The level of achievement of the “Clinical Milestone” objective will be determined based on the Company’s achievement of the Clinical Milestones (as defined below) during the Clinical Milestone Performance Period (as defined below).

The level of achievement of the Clinical Milestone objective shall be as follows:

Number of Clinical Milestones Achieved	Level of Achievement
Threshold

Target

Maximum

The Clinical Milestone objective will be achieved if, at any point during the Clinical Milestone Performance Period, a Clinical Milestone is achieved (as determined by the Compensation Committee based on its sole discretion). Upon the determination by the Compensation Committee of the first achievement of a Clinical Milestone during the Clinical

Milestone Performance Period, a number of RSUs equal to the percentage of Aggregate Target RSUs that vests at “Threshold” achievement of the Clinical Milestone objective shall immediately vest. If a second or third Clinical Milestone is achieved during the Clinical Milestone Performance Period, only the additional incremental percentage of the Aggregate Target RSUs shall vest upon determination by the Compensation Committee of the achievement of such Clinical Milestone. For example, if a second Clinical Milestone is achieved, the number of additional RSUs that shall vest shall be equal to the percentage of Aggregate Target RSUs that vests at a “Target” achievement of the Clinical Milestone objective reduced by the number of RSUs that vested upon achievement of the first Clinical Milestone. Each Clinical Milestone may only be achieved once.

Notwithstanding the foregoing, none of the RSUs with respect to the Clinical Milestone objective shall vest prior to the first anniversary of the grant date of the RSUs. If any of the Clinical Milestones are achieved (as determined by the Compensation Committee) prior to the first anniversary of the grant date of the RSUs, the number of RSUs that would otherwise have vested upon achievement of such Clinical Milestone (determined as set forth above) shall vest upon such first anniversary, provided that the Participant continues to perform services for the Company on such anniversary date.

For the avoidance of doubt, if none of the Clinical Milestones are achieved prior to the end of the Clinical Milestone Performance Period, then the Clinical Milestone objective shall not be achieved.

“Clinical Milestone” means:

“Clinical Milestone Performance Period” means                 .

(c) Relative TSR

The level of achievement of the “Relative TSR” objective will be determined based on the Company’s total shareholder return (“TSR”) over the TSR Performance Period (as defined below) relative to the TSR over the TSR Performance Period of the companies in the NASDAQ Biotechnology Index. The Company’s performance shall be measured based on the percentile ranking of such performance within the companies that are in the NASDAQ Biotechnology Index as of the grant date of the RSUs and that have remained publicly traded from the date that is 30 trading days before the first day of the TSR Performance Period through, and including, the last day of the TSR Performance Period, excluding the Company (each such company, a “Member of the NASDAQ Biotechnology Index”).

The level of achievement of the Relative TSR objective shall be as follows:

TSR Percentile Ranking	Level of Achievement
Threshold

Target

Maximum

For the avoidance of doubt, if the Company’s TSR percentile ranking for the TSR Performance Period is less than the “Threshold” level of achievement, then the Relative TSR objective shall not be achieved.

“TSR” shall be calculated on a per-share basis for the Company and each Member of the NASDAQ Biotechnology Index as (a) the quotient of (i) (Ending Price plus Dividends per Share Paid), divided by (ii) Beginning Price, minus (b) one, where:

(i) “Ending Price” means the average closing stock price of one share of the applicable common stock over the 30 trading days immediately preceding last day of the TSR Performance Period.

(ii) “Dividends per Share Paid” means cumulative dividends per share of the applicable common stock paid by the Company or Member of the NASDAQ Biotechnology Index, as applicable, during the TSR Performance Period. Dividends are assumed to be reinvested on the ex-dividend date.

(iii) “Beginning Price” means the average closing stock price of one share of the applicable common stock over the 30 trading days immediately preceding the first day of the TSR Performance Period.

The TSR for the Company and each Member of the NASDAQ Biotechnology Index shall be adjusted to take into account stock splits, reverse stock splits, and special stock dividends that occur during the TSR Performance Period.

“TSR Performance Period” means                .

2. Change in Control Event

In the event of a Change in Control Event (as defined in the Plan) during a Performance Period, any RSUs with respect to such Performance Objective that are unvested as of immediately prior to such Change in Control Event and that have not been previously forfeited by the Participant (such RSUs, “Outstanding Unvested RSUs”) shall convert into time-vested RSUs (the “Time-Vested RSUs”) as follows:

(a) In the case of any Outstanding Unvested RSUs with respect to the Revenue objective, such Outstanding Unvested RSUs shall convert into a number of Time-Vested RSUs equal to the number of RSUs that would vest upon “Target” achievement of the Revenue objective.

(b) In the case of any Outstanding Unvested RSUs with respect to the Clinical Milestone objective, such Outstanding Unvested RSUs shall convert into a number of Time-Vested RSUs equal to the number of RSUs that would vest upon “Target” achievement of the Clinical Milestone objective, reduced (but not below zero) by the number of RSUs (if any) that have vested upon achievement of the Clinical Milestone objective prior to the Change in Control Event.

(c) In the case of any Outstanding Unvested RSUs with respect to the Relative TSR objective, such Outstanding Unvested RSUs shall convert into a number of Time-Vested RSUs equal to the number of RSUs that would vest upon achievement of the Relative TSR objective if (i) the TSR Performance Period ended on the day prior to the closing date of the Change in Control Event and (ii) the Ending Price for the Company equaled the price to be paid to holders of Common Stock in connection with the Change in Control Event.

Any Outstanding Unvested RSUs that do not convert into Time-Vested RSUs pursuant to the foregoing provisions of this Section 2 shall be forfeited for no consideration upon the consummation of the Change in Control Event and the Participant shall have no further rights with respect thereto.

Any Time-Vested RSUs shall vest on the last day of the Performance Period for the applicable Performance Objective, provided that the Participant continues to perform services for the Company or the acquiring or succeeding corporation on the applicable vesting date; provided, however, that if the Participant’s service with the Company or the acquiring or succeeding corporation is terminated for Good Reason (as defined below) by the Participant or is terminated without Cause (as defined in the Plan) by the Company or the acquiring or succeeding corporation prior to the last day of the applicable Performance Period, then the Time-Vested RSUs with respect to such Performance Objective shall immediately vest in full. For purposes of this Agreement, “Good Reason” shall (i) to the extent the Participant is a party to an employment or other agreement with the Company, or is a participant in a Company severance plan (other than the Plan) or policy, in any case that defines Good Reason, have the meaning set forth in that agreement, plan or policy and (ii) otherwise, have the meaning set forth in the Plan.